         As filed with the Securities and Exchange Commission on May _____, 1998
                                                Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 ISS GROUP, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                    58-2362189
     (State or other jurisdiction              (IRS Employer Identification No.)
   of incorporation or organization)

                          6600 PEACHTREE-DUNWOODY ROAD
                      EMBASSY ROW, BUILDING 300, SUITE 500
                             ATLANTA, GEORGIA 30328
               (Address of principal executive offices) (Zip Code)

                                 ISS GROUP, INC.
                       RESTATED 1995 STOCK INCENTIVE PLAN
           OPTIONS GRANTED PURSUANT TO WRITTEN COMPENSATION AGREEMENTS
                            (Full title of the Plans)

                                THOMAS E. NOONAN
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ISS GROUP, INC.
                          6600 PEACHTREE-DUNWOODY ROAD
                      EMBASSY ROW, BUILDING 300, SUITE 500
                             ATLANTA, GEORGIA 30328
                     (Name and address of Agent for service)
                                 (678) 443-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                             Proposed         Proposed
         Title of                                             Maximum         Maximum
        Securities                           Amount           Offering        Aggregate          Amount of
           to be                             to be             Price          Offering          Registration
        Registered                        Registered(1)      per Share         Price                 Fee
        ----------                        -------------      ---------         -----                 ---
ISS Group, Inc.
Restated 1995 Stock Incentive Plan

Common Stock $0.001 par value:

(Subject to outstanding options)        2,266,650 shares     $ 6.74(2)      $ 15,277,221(2)       $ 4,506.78

(Available for future grant)              613,600 shares     $41.22(3)      $ 25,292,592(3)       $ 7,461.32

Options Granted Pursuant to
Written Compensation Agreements

Common Stock $0.001 par value             100,000 shares     $ 8.60(2)      $ 860,000.00(2)       $   253.70

                                                                                                Aggregate Filing Fee $12,221.80


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the ISS Group, Inc. Restated 1995 Stock Incentive Plan and the options granted pursuant to Written Compensation Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the weighted average exercise price of the options.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act, on the basis of the fair market value per share of the Registrant's Common Stock on May 18, 1998, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference

        ISS Group, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's prospectus filed with the SEC on March 24, 1998 under SEC Rule 424(b) in connection with Registrant's Registration Statement No. 333-44529, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1997;

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the SEC on May 15, 1998; and

        (c) The Registrant's Registration Statement No. 000-23655 on Form 8-A filed with the SEC on March 13, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

        Not Applicable.

Item 5.  Interests of Named Experts and Counsel

        Not Applicable.

Item 6.  Indemnification of Directors and Officers

        The Registrant's Charter limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

        The Registrant's Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by Delaware law, except if limited by contract. The Company has entered into indemnification agreements with all of its directors and its Chief Financial Officer, and has procured directors' and officers' liability insurance. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Company upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

Item 7.  Exemption from Registration Claimed

        Not Applicable.

Item 8.  Exhibits


Exhibit
Number    Exhibit
------    -------
4       Instruments Defining the Rights of Stockholders. Reference is made to
        Registrant's Registration Statement No. 000-23655 on Form 8-A, and the
        exhibits thereto, which are incorporated herein by reference pursuant to
        Item 3(c).

5       Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1    Consent of Independent Auditors.

23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

24      Power of Attorney. Reference is made to page II-5 of this Registration
        Statement.

99.1    ISS Group, Inc. Restated 1995 Stock Incentive Plan.

99.2    Form of Notice of Grant of Stock Option.

99.3    Form of Stock Option Agreement.

99.4    Form of Addendum to Stock Option Agreement (Limited Stock Appreciation
        Right).

99.5    Form of Stock Issuance Agreement.

99.6    Form of Notice of Grant of Automatic Stock Option (Initial Grant).

99.7    Form of Notice of Grant of Automatic Stock Option (Annual Grant).

99.8    Form of Automatic Stock Option Agreement.

99.9    Form of Written Compensation Agreement.

99.10 Form of Notice of Grant of Stock Option for grants made pursuant to Written Compensation Agreements.

99.11 Form of Stock Option Agreement for option grants made pursuant to Written Compensation Agreements.


Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Restated 1995 Stock Incentive Plan and/or the expiration of options granted to pursuant to Written Compensation Agreements.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on this 15th day of May 1998.

                                ISS GROUP, INC.


                                By:   /s/Thomas E. Noonan
                                   ------------------------------------------
                                     Thomas E. Noonan
                                     President, Chief Executive Officer and
                                     Chairman of the Board of Directors


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of ISS Group, Inc., a Delaware corporation, do hereby constitute and appoint Thomas E. Noonan and Richard Macchia and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                              Title                                     Date
---------                              -----                                     ----
 /s/Thomas E. Noonan                   President, Chief Executive Officer
----------------------------------     and Chairman of the
Thomas E. Noonan                       Board of Directors                      May 15, 1998
                                       (Principal Executive Officer)

 /s/Christopher W. Klaus               Director, Chief Technical Officer       May 15, 1998
----------------------------------     and Secretary
Christopher W. Klaus

Signature                              Title                                     Date
---------                              -----                                     ----
 /s/Richard Macchia                    Vice President and Chief                May 15, 1998
----------------------------------     Financial Officer
Richard Macchia                        (Principal Financial and
                                       Accounting Officer)




 /s/Richard S. Bodman                  Director                                May 15, 1998
----------------------------------
Richard S. Bodman



 /s/Robert E. Davoli                   Director                                May 15, 1998
----------------------------------
Robert E. Davoli



 /s/Kevin J. O'Connor                  Director                                May 15, 1998
----------------------------------
Kevin J. O'Connor



 /s/David N. Strohm                    Director                                May 15, 1998
----------------------------------
David N. Strohm

                                  EXHIBIT INDEX


Exhibit
Number    Exhibit
------    -------
4       Instruments Defining the Rights of Stockholders. Reference is made to
        Registrant's Registration Statement No. 000-23655 on Form 8-A, and the
        exhibits thereto, which are incorporated herein by reference pursuant to
        Item 3(b).

5       Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1    Consent of Independent Auditors.

23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

24      Power of Attorney. Reference is made to page II-5 of this Registration
        Statement.

99.1    ISS Group, Inc. Restated 1995 Stock Incentive Plan.

99.2    Form of Notice of Grant of Stock Option.

99.3    Form of Stock Option Agreement.

99.4    Form of Addendum to Stock Option Agreement (Limited Stock Appreciation
        Right).

99.5    Form of Stock Issuance Agreement.

99.6    Form of Notice of Grant of Automatic Stock Option (Initial Grant).

99.7    Form of Notice of Grant of Automatic Stock Option (Annual Grant).

99.8    Form of Automatic Stock Option Agreement.

99.9    Form of Written Compensation Agreement.

99.10 Form of Notice of Grant of Stock Option for grants made pursuant to Written Compensation Agreements.

99.11 Form of Stock Option Agreement for option grants made pursuant to Written Compensation Agreements.